Exhibit 10.36
RESTRICTED UNIT AGREEMENT
(Ratable Period of Restriction Ends in Thirds)
[Global Affiliate] (the “Global Affiliate”) confirms that, on [grant date] (the “Grant Date”), you [name] were granted [number] Restricted Units. Your Restricted Units are subject to the terms and conditions of the MetLife, Inc. 2025 Stock and Incentive Compensation Plan (the “Plan”) and this Restricted Unit Agreement (this “Agreement”), which includes the Award Agreement Supplement (the “Supplement”). Please note that the Supplement includes terms for forfeiture of your Restricted Units under some circumstances. Any payment due under this Agreement may be made by any one or more Affiliates (the “Paying Affiliate”).
Standard Terms.
(a) These terms are the “Standard Terms” and will apply to your Restricted Units except in so far as Sections S-2 (“Change of Status”), S-3 (“Change of Control”), or S-16 (“Restrictive Covenants”) apply.
(b) The Period of Restriction for your Restricted Units will end in stages on the first business day in March on or following each of the first three anniversaries of the Grant Date. Each portion of your Restricted Units subject to a different Period of Restriction shall be referred to as a “Unit Tranche” and during its Period of Restriction as an Outstanding Unit Tranche.” The Period of Restriction for one-third (1/3) of your Restricted Units (rounding down to the nearest whole number of Restricted Units, the “First Unit Tranche”) will begin on the Grant Date and end on the first business day in March on or following the first anniversary of the Grant Date. The Period of Restriction for one-third (1/3) of your Restricted Units (rounding down to the nearest whole number of Restricted Units, the “Second Unit Tranche”) will begin on the Grant Date and end on the first business day in March on or following the second anniversary of the Grant Date. The Period of Restriction for each of your Restricted Units not included in either the First or the Second Unit Tranches (the “Third Unit Tranche”) will begin on the Grant Date and end on the first business day in March on or following the third anniversary of the Grant Date.
(c) Each Unit Tranche will be due and payable in cash equal to the Closing Price on the last day of the Period of Restriction applicable to that Unit Tranche, at the time specified in Section S-8 (“Timing of Payment”) after the conclusion of the Period of Restriction applicable to that Unit Tranche.
IN WITNESS WHEREOF, the Global Affiliate has caused this Agreement to be offered to you, and you have accepted this Agreement by the electronic means made available to you.